Exhibit 24.2

OFFICER OF

HARRY & DAVID HOLDINGS, INC.

POWER OF ATTORNEY

I, the undersigned officer of Harry & David Holdings, Inc., a Delaware corporation (the “Company”), hereby severally constitute and appoint William H. Williams and Stephen V. O’Connell, and each of them, my true and lawful attorneys with full power to them, and each of them, with full powers of substitution and resubstitution, to sign for me and in my name, the Registration Statement on Form S-1 relating to the proposed offering of shares of the Company’s Common Stock, par value $0.01, and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in my name and on my behalf in my capacity as an officer to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my attorneys, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officer of the Company has hereunto set her hands as of the date set forth below.

/s/ SHANNON A. BELL
Shannon A. Bell
Date: 09/07/05